UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report November 24, 2014

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number 000-27261

Delaware	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On November 24, 2014, CH2M HILL Companies, Ltd. (“CH2M HILL”) issued a report to its stockholders that included a summary of CH2M HILL performance for the fiscal quarter ended September 30, 2014.

A copy of the report to stockholders is attached hereto as Exhibit 99.1.

The information contained in this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 7.01.  Regulation FD

CEO Quarterly Report

On November 24, 2014, CH2M HILL issued a report to its stockholders, a copy of which is attached hereto as Exhibit 99.1.

Item 8.01.  Other Events.

New Price for Common Stock and Trade Date Established.

Effective November 24, 2014, the Board of Directors established the price of the CH2M HILL common stock at $45.93 per share.  This price is a 23.7% decrease from the price of CH2M HILL common stock that was set by the CH2M HILL Board of Directors on August 15, 2014.

The next trade date on CH2M HILL’s internal market is December 16, 2014. Those eligible participants who wish to buy or sell CH2M HILL common stock on this trade date will need to notify our broker, Neidiger, Tucker and Bruner, Inc. (“NTB”), no later than December 5, 2014.  All eligible participants will receive detailed information about the trade date and how to participate directly from NTB.

The price of the CH2M HILL common stock is established by the Board of Directors pursuant to the following valuation methodology:

Share Price = [(7.8 x M x P) + (SE)]/CS

The following table sets forth information concerning the various factors and values used by the Board of Directors to determine the new stock price.

Effective Date	Price Per Share	M(1)	P(2)	SE(3)	CS(4)
			(in thousands)	(in thousands)	(in thousands)
November 24, 2014	$45.93	1.2	$84,307	$564,545	29,470

The factors and values in the table above are defined as follows:

(1)                                 “M” is the market factor, which is subjectively determined in the sole discretion of the Board of Directors.  In determining the market factor, the Board of Directors takes into account numerous factors further described in our prospectus in determining the fair market value of the common stock.  This “M” component of our stock price valuation remained unchanged since the inception of the current ownership program in 2000 until the November 9, 2007 valuation, when it was changed by the Board of Directors from 1.0 to 1.2.  See discussion below regarding the “M” factor.

(2)                                 “P” is profit after tax, otherwise referred to as net income, for the four fiscal quarters immediately preceding the trade date, adjusted for any items that the Board of Directors determines should be excluded, as discussed below.

(3)                                 “SE” is CH2M HILL’s total stockholders’ equity, which includes intangible items, as set forth on CH2M HILL’s quarterly or annual financial statements for the relevant period.  For purposes of setting the price of the common stock, the Board does not include in the “SE” parameter accumulated other comprehensive income (loss), and minority interests or non-controlling interests.

(4)                                 “CS” is based on the weighted average number of shares of common stock outstanding during the four fiscal quarters immediately preceding the trade date, calculated on a fully diluted basis, adjusted for specific items as determined by the Board of Directors, in its discretion, as discussed below.  By comparison, the year to date weighted average number of shares of common stock as reflected in the diluted earnings per share calculation in CH2M HILL’s financial statements is 28,429,394.

As discussed below, under the CH2M HILL stock price valuation methodology, the Board of Directors has the discretion to review events and exclude nonrecurring or unusual transactions from certain of the parameters used in the stock price valuation.  Transactions are considered nonrecurring or unusual if the market would not generally take them into account in valuing an equity security.

Losses related to winding down of CH2M HILL’s Power business.  In the third quarter of 2014, CH2M HILL made a decision to wind down its Power business and recognized a reduction of earnings of $63.6 million (net of tax).  Consistent with the approach of CH2M HILL’s independent third party valuation experts, the Board of Directors believes that, because these financial results are related to a business that CH2M HILL has chosen to exit, inclusion of these losses does not accurately reflect the profitability or value of CH2M HILL’s continuing operations and would generally not be taken into account by the market in valuing an equity security.  Therefore, the Board of Directors decided to exclude these losses from the “P” (profit after tax) parameter for stock valuation purposes.  These losses are part of CH2M HILL’s cumulative earnings history, however, and the Board determined that it should, therefore, still reflect them in the stock valuation calculation as part of the “SE” parameter (total stockholders’ equity).  The Board intends to exclude any future operational results from the Power business until the wind down is complete from the “P” calculation while retaining them in the “SE” parameter.

Goodwill and Intangible Asset impairment.  In the third quarter of 2014, CH2M HILL began to implement certain restructuring activities which include the rationalization of certain lines of business.  CH2M HILL has determined that this restructuring is a triggering event for purposes of requiring CH2M HILL to test goodwill and intangible assets for impairment and, as a result, CH2M HILL initiated an impairment test in the third quarter of 2014. As a result, CH2M HILL recorded a non-cash charge of $60.8 million (net of tax).  The Board of Directors believes that these non-cash charges do not accurately reflect the profitability or value of CH2M HILL’s continuing operations on an ongoing basis and would generally not be taken into account by the market in valuing an equity security.  Therefore, the Board of Directors decided to exclude these charges from the “P” (profit after tax) parameter for stock valuation purposes.  These charges are part of CH2M HILL’s cumulative earnings history, however, and the Board determined that it should, therefore, still reflect them in the stock valuation calculation as part of the “SE” parameter (total stockholders’ equity).  The Board intends to treat these costs similarly in the future by excluding them from the “P” calculation while retaining them in the “SE” parameter.

Restructuring costs.  In the third quarter of 2014, CH2M HILL incurred a charge of $2.1 million (net of tax) for restructuring activities related primarily to severance costs for employees notified and terminated in the third quarter.  The Board of Directors believes that these charges do not accurately reflect the profitability or value of CH2M HILL’s continuing operations on an ongoing basis and would generally not be taken into account by the market in valuing an equity security.  Therefore, the Board of Directors decided to exclude these charges from the “P” (profit after tax) parameter for stock valuation purposes.  These charges are part of CH2M HILL’s cumulative earnings history, however, and the Board determined that it should, therefore, still reflect them in the stock valuation calculation as part of the “SE” parameter (total stockholders’ equity).  The Board intends to treat these costs similarly in the future by excluding them from the “P” calculation while retaining them in the “SE” parameter.

Non-cash depreciation and amortization charges relating to acquisitions.  In the final quarter of 2013 and the first three quarters of 2014, CH2M HILL recognized certain non-cash depreciation and amortization charges relating to acquisitions, resulting in a reduction of our earnings in the total amount of $33.6 million (net of tax). The Board of Directors believes that these non-cash charges would generally not be taken into account by the market in valuing an equity security.  Therefore, the Board of Directors decided to exclude these acquisition costs from the “P” (profit after tax) parameter for stock valuation purposes.  These non-cash depreciation and amortization charges are part of CH2M HILL’s cumulative earnings history, however, and the Board determined that it should, therefore, still reflect them in the stock valuation calculation as part of the “SE” parameter (total stockholders’ equity).  The Board intends to treat these asset depreciation and amortization costs similarly in the future by excluding them from the “P” calculation while retaining them in the “SE” parameter.

Historical Prices for CH2M HILL Common Stock

The prices for CH2M HILL common stock for the past three years have been:

Effective Date	Price Per Share	Percentage Price Increase (Decrease)
February 9, 2012	57.01	2.3%
May 11, 2012	53.39	(6.3)%
August 10, 2012	51.39	(3.7)%
November 9, 2012	54.67	6.4%
February 15, 2013	57.64	5.4%
May 17, 2013	58.40	1.3%
August 9, 2013	59.60	2.1%
November 14, 2013	61.75	3.6%
February 14, 2014	69.43	12.4%
May 16, 2014	64.83	(6.6)%
August 15, 2014	60.20	(7.1)%
November 24, 2014	45.93	(27.3)%

New Trade Date Established; Possible Proration of Internal Market Trade.

In connection with establishing the price of the CH2M HILL common stock at $45.93 per share on November 24, 2014, the Board of Directors determined to change the previously scheduled trade date to December 16, 2014.  The Board decided to take this action as a result of the previously announced delay in the preparation and filing of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.

Since 2000, CH2M HILL has maintained the internal market for trading of our common stock by employees and other eligible stockholders. While we intend the internal market to provide liquidity to stockholders, there can be no assurance that there will be enough orders to purchase shares to permit stockholders to sell their shares on the internal market, or that our internal trading market will be sustained in the future. Our internal trading market generally experiences trade imbalances, with more sell orders than buy orders on each trade date. Under the internal market rules, CH2M HILL may participate in the internal market as a buyer of common stock if there are more sell orders than buy orders in the market, and we have generally elected to do so in the past, although we are under no obligation to do so and will not guarantee market liquidity. For the September 26, 2014 internal market trade date, CH2M HILL’s Board of Directors and management determined not to fully clear all sell orders in the internal market on that trade date and to allocate $10.7 million towards the repurchase by CH2M HILL of shares on the internal market on that date.  As a result, each order to sell more than 489 shares placed on such date was only partially filled, with 489 shares being sold and all remaining shares returned to the account of the selling stockholder.

CH2M HILL determines whether to participate in the internal market on a quarterly basis. Prior to each quarterly trade date, we review the outstanding orders and any resulting imbalance between sell orders and buy orders and make a determination whether or not CH2M HILL should participate in the internal market by buying shares in order to balance the number of sell orders and buy orders. In making that determination, CH2M HILL’s management and Board of Directors consider relevant factors in light of prevailing circumstances, including our financial condition and results of operations, our available cash and capital resources, including the borrowing capacity available pursuant to the terms of our existing unsecured revolving line of credit and other sources of liquidity, expected current and future needs for cash to fund our operations, anticipated contingencies and other factors.

As disclosed in our Quarterly Report for the quarter ended September 30, 2014, CH2M HILL has experienced project losses and other adverse operating results in recent periods, which has constrained our cash flow and liquidity.  As a result, CH2M HILL’s management and Board of Directors could determine to limit the amount of money expended by the company to repurchase shares to balance the internal market, or not to participate in the internal market, either of which would result in proration of sell orders that stockholders may place for trades on the next trade date. In addition, CH2M HILL’s Board of Directors could determine to suspend trading on the internal market in order to provide time to evaluate the ability to adequately provide for proration and to conserve the company’s cash reserves and available liquidity.

We expect that the amounts CH2M HILL will be able to spend to clear sell orders on the rescheduled December 16, 2014 trade date and the trade dates that are currently expected to occur in 2015 will continue to be restricted. CH2M HILL’s principal revolving credit facility includes a limitation on the amount CH2M HILL may spend to repurchase its common stock in connection with its employee stock ownership program and to make legally required repurchases of common stock held in benefit plan accounts in the third and fourth quarters of 2014 and in 2015. Together with prudent management of CH2M HILL’s resources for operating cash needs, CH2M HILL’s Board of Directors and management anticipate that the internal market will only partially clear, and some sell orders will be only partially filled, on such trade dates.

Risks Related to Our Internal Market.  Before deciding to invest in CH2M HILL’s common stock, you should carefully consider information regarding CH2M HILL’s historical financial performance and the risk factors relating to our business and the internal market set forth in CH2M HILL’s:

1.              Annual Report on Form 10-K for the year ended December 31, 2013, (filed with the SEC on February 25, 2014 (“2013 Annual Report”), under the heading Item 1A. Risk Factors—Risks Related to Our Internal Market;

2.              Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (“2014 Second Quarter Form 10-Q”) under the heading Part II OTHER INFORMATION—Item 1A. Risk Factors;

3.              Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (“2014 Third Quarter Form 10-Q”) under the heading Part II OTHER INFORMATION—Item 1A. Risk Factors; and

4.              CH2M HILL’s Current Report on Form 8-K filed with the SEC on August 15, 2014 (“August 15, 2014 Current Report”) under the heading Item 8.01. Other Events.

Our 2013 Annual Report , the 2014 Second Quarter Form 10-Q, our 2014 Third Quarter Form 10-Q and the August 15, 2014 Current Report, and our other disclosure filings with the SEC, are available on the SEC’s Internet website (http://www.sec.gov) through the EDGAR Company Filings search page (http://www.sec.gov/edgar/searchedgar/companysearch.html), or by calling CH2M HILL at (303) 771-0900.

Internal Market.

The following discussion of our internal market updates the information set forth in CH2M HILL’s Annual Report on Form 10-K for the year ended December 31, 2013 (filed with the SEC on February 25, 2014) under the heading “Item 5.  Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Market Information” and reflects some policy changes to permit former employees to participate as sellers in the internal market as well as to allow certain transactions outside of the internal market in order to satisfy legal requirements for mandatory cash distributions or under other limited circumstances subject to the Company’s discretion.  Accordingly, the following information should be read in conjunction with the other information presented in our Annual Report on Form 10-K for the year ended December 31, 2013 and our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Market Information

We are an employee-owned company. As a result, our common stock is only available to be owned by certain active and former employees, directors, eligible consultants and benefit plans and, under limited circumstances at our discretion other third-parties. There is no market on which our stock may be purchased by the general public. In order to provide liquidity for our stockholders, CH2M HILL established an internal market (“Internal Market”) operated through an independent broker, currently Neidiger, Tucker and Bruner, Inc. (NTB).

The Internal Market enables eligible participants to offer to sell or purchase shares of our common stock on predetermined days (each, a “Trade Date”). The Trade Dates are determined by our Board of Directors. Generally, there are four Trade Dates each year that occur on a quarterly basis. All sales of our common stock are made at the price determined by our Board of Directors pursuant to the valuation methodology described below. After our Board of Directors determines the stock price for use on the next Trade Date, all stockholders, employees and directors will be advised as to the new stock price and the next Trade Date.

Purchases of common stock on the Internal Market are restricted to the following authorized buyers:

•                                               Our employees, directors and certain eligible consultants

•                                               Trustees of the benefit plans

•                                               Administrator of the Payroll Deduction Stock Purchase Plan (“PDSPP”)

In addition, at the discretion of our Board of Directors, we may permit other third parties to purchase common stock from existing stockholders under limited circumstances in private transactions outside of the Internal Market. Authorized sellers who may sell shares through the Internal Market include the authorized buyers and former employees who acquired shares of our common stock while employed, as well as any third parties who may be permitted to purchase our common stock as described above.

Our Internal Market is managed through an independent broker, currently NTB.  On each Trade Date, NTB acts upon instructions, or “orders,” from the buyers and sellers to trade shares of our common stock at the stock price set by our Board of Directors and in accordance with the Internal Market rules. NTB does not play a role in determining the price of our common stock and is not affiliated with us. Individual stock ownership account records are currently maintained by our in-house transfer agent.

The Internal Market functions differently than most public securities markets, where actual market trading activity determines the trading price of the securities. On the Internal Market, the stock price is determined by our Board of Directors based on their judgment of fair value. Our stockholders then make independent decisions to submit buy orders and sell orders for each trade date, which generally does not result in a “balanced market” because the number of buy orders and sell orders are unequal. The Internal Market rules permit CH2M HILL to elect to purchase shares if the Internal Market is “under-subscribed” for a particular Trade Date, meaning that there are more sell orders than buy orders. Similarly, CH2M HILL may elect to sell shares or impose limitations on the number of shares that an individual may purchase if the Internal Market is “over-subscribed” for a particular Trade Date, meaning that there are more buy orders than sell orders. Since the inception of the Internal Market in 2000, the Internal Market has been under-subscribed on all Trade Dates but one.

CH2M HILL may, but is not obligated to, purchase shares of common stock on the Internal Market on any Trade Date at the price in effect on that Trade Date, but only to the extent that the number of shares offered for sale by stockholders exceeds the number of shares sought to be purchased by authorized buyers. The decision whether or not CH2M HILL will purchase shares in the Internal Market, if the Internal Market is under-subscribed, is solely within the discretion of our management and Board of Directors and we generally will not notify investors as to whether or not we will participate prior to the Trade Date. Investors should understand that there can be no assurance that they will be able to sell their stock without substantial delay or that their stock will be able to be sold at all on the Internal Market. In making the determination as to whether to participate in an under-subscribed market on any trade date, our management and Board of Directors will consider a variety of relevant factors in light of prevailing circumstances at that time, including our financial condition and results of operations, our available cash and capital resources, including the availability of indebtedness pursuant to the terms of our existing unsecured revolving line of credit and other sources of liquidity, expected current and future needs for cash to fund our operations, anticipated contingencies and other factors. Depending on prevailing circumstances, we may consider other factors from time to time in connection with the decision whether or not to participate in an under-subscribed market on any particular Trade Date.

If the aggregate number of shares offered for sale on the Internal Market on any Trade Date is greater than the number of shares sought to be purchased and we decide not to participate in the internal market or to participate only to a limited extent, stockholders’ sell orders may be subject to “proration” or allocation. CH2M HILL’s Board of Directors will establish a threshold number of shares, referred to as the “proration amount,” for purposes of determining whether the proration or equal allocation treatment of sell orders described below will apply on any Trade Date.  As a result, if the aggregate number of shares offered for sale on the Internal Market on any Trade Date is greater than the number of shares sought to be purchased and we decide not to participate in the internal market or to participate only to a limited extent, stockholders’ sell orders will be subject to “proration,” or allocation, meaning that sell orders will be accepted as follows:

•                                          If enough buy orders are received to purchase all the shares offered by each stockholder who wants to sell fewer than the proration amount of shares, and at least the proration amount of shares from each other seller, then all sell orders will be accepted up to the proration amount of shares and the portion of any sell orders exceeding the proration amount will be accepted on a pro-rata basis.  For example, if the proration amount is 500 shares, every stockholder who offers to sell 500 or fewer shares would be able to sell all of such shares, while stockholders seeking to sell more than 500 shares would sell 500 shares plus a pro rata portion of the remainder of the shares they are offering. The proration amount is subject to change at the discretion of our Board of Directors.

•                                          If not enough buy orders are received to give effect to the proration described above, then the purchase orders will be allocated equally to each seller. For example, if the proration amount is 500 shares and there are only enough buy orders to purchase up to 100 shares from every seller, then every seller will only be able sell up to 100 shares, regardless of the total number of shares each stockholder has offered to sell, except for stockholder who want to sell fewer than 100 shares, who would sell the exact number of shares they specify in their sell orders.

In any such case, all shares offered by any stockholder for sale but not sold on that trade date would remain the property of the stockholder and held in the stockholder’s name or applicable account and the stockholder would have to submit a new sell order in order to sell such shares on a subsequent Trade Date.

We may sell shares or impose limitations on the number of shares that an individual may purchase if the Internal Market is over-subscribed. To the extent that the aggregate number of shares sought to be purchased exceeds the aggregate number of shares offered for sale, we may, but are not obligated to, sell authorized but unissued shares of common stock on the Internal Market at the price in effect on that Trade Date to satisfy purchase demands. The decision as to whether or not we will sell shares in the Internal Market, if the Internal Market is over-subscribed, is solely within our discretion and we will not notify investors as to whether or not we will participate prior to the Trade Date. Investors should understand that there can be no assurance that they will be able to buy as many shares as they would like on a given Trade Date. We will consider a variety of factors in making the determination as to whether to participate in an over-subscribed market. Since the inception of the Internal Market in 2000, however, the Internal Market has been under-subscribed on all Trade Dates but one.

If the aggregate purchase orders exceed the number of shares available for sale and a determination is made that CH2M HILL will not issue additional shares to satisfy the excess purchase orders, the following prospective purchasers will have priority to purchase shares, in the order listed:

•                                               Administrator of the PDSPP;

•                                               Trustees of the 401(k) Plan; and

•                                               Other Internal Market participants on a pro-rata basis (including purchases through pre-tax and after-tax deferred compensation plans).

All sellers on the Internal Market, other than CH2M HILL and the trustees of the 401(k) Plan, pay NTB a commission fee equal to three tenths of one percent (.3%) of the proceeds from such sales. No commission is paid by buyers on the Internal Market.

Previously, employees who sell their common stock upon retirement from CH2M HILL were given the option to sell the common stock they own on the Internal Market and pay a commission on the sale or to sell to CH2M HILL without paying a commission. In the latter case, the employee could sell his or her common stock to CH2M HILL at the price in effect on the date of their termination in exchange for a four-year promissory note at a market interest rate determined biannually. No employee has utilized this four year promissory note option since the inception of the internal market in 2000.  Effective November 12, 2014, the four year promissory note option has been eliminated.  All employees who desire to sell their stock upon retirement must do so in accordance with CH2M HILL’s internal market rules.  In addition, our Articles of Incorporation and Bylaws, as well as the terms of the 401(k) Plan, permit us to allow retired and other former employees to continue to hold the common stock they own after leaving.  The Board of Directors has determined that former employees are permitted to continue to hold common stock after separation, although the Board of Directors has the discretion to change or modify this policy at any time.

Price of our Common Stock

Our Board of Directors determine the prices, which is intended to be the fair value, of the shares of our common stock to be used for buys and sells on each Trade Date pursuant to the valuation methodology described below. The price per share of our common stock generally is set as follows:

Share Price = [(7.8 × M × P) + (SE)] / CS

In order to determine the fair value of the common stock in the absence of a public trading market, our Board of Directors felt it appropriate to develop a valuation methodology to use as a tool to determine a price that would be a valid approximation of the fair value. In determining the fair value stock price, our Board of Directors believes that the use of a going concern component (i.e., net income, which we call profit after tax, as adjusted by the market factor) and a book value component (i.e., total stockholders’ equity) is important. Our Board of Directors believes that the process we have developed reflects modern equity valuation techniques and is based on those factors that are generally used in the valuation of equity securities.

The existence of an over-subscribed or under-subscribed market on any given Trade Date will not affect the stock price on that Trade Date. However, our Board of Directors, when determining the stock price for a future Trade Date, may take into account the fact that there have been under-subscribed or over-subscribed markets on prior Trade Dates.

Market Factor (“M”).  “M” is the market factor, which is subjectively determined in the sole discretion of our Board of Directors. In determining the market factor, our Board of Directors will take into account factors the directors considered to be relevant in determining the fair value of our common stock, including:

•                                               The market for publicly traded equity securities of companies comparable to us

•                                               The merger and acquisition market for companies comparable to us

•                                               The prospects for our future performance

•                                               General economic conditions

•                                               General capital market conditions

•                                               Other factors our Board of Directors deem appropriate

Our Board of Directors has not assigned predetermined weights to the various factors it may consider in determining the market factor. A market factor greater than one increases the price per share, while a market factor less than one would decrease the price per share. The market factor component of our stock price valuation formula remained unchanged since the inception of the current ownership program in 2000 until the November 9, 2007 valuation, when it was changed by the Board of Directors from 1.0 to 1.2.

In its discretion, our Board of Directors may change the market factor used in the valuation process from time-to-time. Our Board of Directors could change the market factor, for example, following a change in general market conditions that either increased or decreased stock market equity values for companies comparable to us, if our Board of Directors felt that the market change was applicable to our common stock as well. Our Board of Directors will not make any other changes in the method of determining the price per share of common stock unless in the good faith exercise of its fiduciary duties and, if appropriate, after consultation with its professional advisors, our Board of Directors determines that the method for determining the price per share of common stock no longer results in a stock price that reasonably reflects our fair value on a per share basis.

As part of the total mix of information that our Board of Directors considers in determining the “M” factor, our Board of Directors also may take into account company appraisal information prepared by independent third party valuation experts. In setting the stock price, our Board of Directors compares the total of the going concern and book value components used in the valuation methodology to the enterprise value of the Company in the appraisal provided by the independent third party valuation experts. If, after such comparison, our Board of Directors concludes that its initial determination of the “M” factor should be re-examined, our Board of Directors may review, and if appropriate, adjust the “M” factor. Since the inception of the Internal Market program on January 1, 2000, the total of the going concern and book value components used by our Board of Directors in setting the price for our stock has always been within the enterprise appraisal range provided quarterly by the independent third party valuation experts.

As discussed above, CH2M HILL has made strategic operational decisions in the current quarter with respect to restructuring activities that have resulted in certain adjustments to the stock price formula that our Board of Directors believes are necessary to reflect the value of CH2M HILL.  While this did not result in the modification of the “M” factor at this time, the Board may consider adjusting the “M” factor in future periods to enable the stock price formula to better reflect the fair value of CH2M HILL, including our expectations for the future performance of CH2M HILL as well as any other factors as described in the “M” factor discussion above.  Also as noted above, our Board of Directors may also consider changing the methodology for determining the stock price in the future to adequately reflect the fair value of the company.

Profit After Tax (“P”).  “P” is profit after tax, otherwise referred to as net income, for the four fiscal quarters immediately preceding the Trade Date. Our Board of Directors, at its discretion, may exclude nonrecurring or unusual transactions from the calculation. Nonrecurring or unusual transactions are developments that the market would not generally take into account in valuing an equity security. A change in accounting rules, for example, could increase or decrease net income without changing the fair value of our common stock. Similarly, such a change could fail to have an immediate impact on the value of our common stock, but still have an impact on the value of our common stock over time. As a result, our Board of Directors believes that in order to determine the fair value of our common stock, it needs the ability to review unusual events that affect net income. In the past, our Board of Directors has excluded unusual items from the calculation of “P”, including nonrecurring revenue from Kaiser-Hill Company, LLC and a write off of an investment in an international telecommunications company. Because “P” is calculated on a four quarter basis, an exclusion impacts the calculation of fair value for four consecutive quarters. Our Board of Directors may determine to exclude other future unusual or non-recurring items from the calculation of “P”.

Total Stockholders’ Equity (“SE”).  “SE” is total Stockholders’ Equity, which includes intangible items, as set forth on our most recent available quarterly or annual financial statements. Our Board of Directors, at its discretion, may exclude from the Stockholders’ Equity parameter nonrecurring or unusual transactions that the market would not generally take into account in valuing an equity security. The exclusions from Stockholders’ Equity will generally be those transactions that are non-cash and are reported as “accumulated other comprehensive income (loss)” on the face of our consolidated balance sheet. For example, our Board of Directors excluded, and will continue to exclude, a non-cash adjustment to Stockholders’ Equity related to the accounting for our defined benefit pension and other postretirement plans. Because this adjustment is unusual and will fluctuate from period to period, our Board of Directors excluded it from the “SE” parameter for stock valuation purposes. Similarly, other items that are reported as components of “accumulated other comprehensive income (loss)” and non-controlling interests are excluded from “SE” and include items such as unrealized gains/losses on securities and foreign currency translation adjustments.

Common Stock Outstanding (“CS”).  “CS” is the weighted-average number of shares of our common stock outstanding during the four fiscal quarters immediately preceding the Trade Date, calculated on a fully-diluted basis. By “fully-diluted” we mean that the calculations are made as if all outstanding options to purchase our common stock had been exercised and other “dilutive” securities were converted into shares of our common stock. In addition, an estimate of the weighted-average number of shares that we reasonably anticipate will be issued under our stock- based compensation programs and employee benefit plans is included in this calculation. For example, we include in CS as calculated an estimate of the weighted-average number of shares that we reasonably anticipate will be issued during the next four quarters under our stock-based compensation programs and employee benefit plans in this calculation. We include an estimate of the weighted-average number of shares that we reasonably anticipate will be issued during the next four quarters because we have more than a 30-year history in making annual grants of stock- based compensation. Therefore, we believe that we have sufficient information to reasonably estimate the number of such “to be issued” shares. This approach avoids an artificial variance in share value during the first calendar quarter of each year when the bulk of shares of our common stock are issued by us pursuant to our stock-based compensation programs. Similarly, if we make a substantial issuance of shares during the four fiscal quarters immediately preceding the Trade Date, using the weighted average of those shares may create an inappropriate variance in share value during the four fiscal quarters following the issuance. For example, if we use shares as all or part of the consideration for the acquisition of a business, the time-weighted average number of shares issued in the acquisition transaction would not match the impact of the transaction reflected in total Stockholders’ Equity (or SE) as described above. Therefore, in the discretion of the Board of Directors, a substantial issuance of shares during the four-quarter period used to calculate CS for each Trade Date may be treated as having been issued at the beginning of such four-quarter period. As a result, our Board of Directors may determine, in its discretion, to adjust the weighted-average number of shares to reflect in an appropriate manner the impact of past or anticipated future issuances.

The following table shows a comparison of the “CS” value actually used by our Board of Directors to calculate stock prices on the dates indicated versus the year-to-date weighted-average number of shares of common stock as reflected in the diluted earnings per share calculation in our financial statements for the past three years.

Effective Date	CS	YTD Weighted- Average Number of Shares as reflected in Diluted EPS calculation
	(in thousands)	(in thousands)
February 9, 2012	32,962	31,428
May 11, 2012	32,944	31,801
August 10, 2012	32,941	31,851
November 9, 2012	32,779	31,718
February 15, 2013	32,466	31,484
May 17, 2013	31,981	30,222
August 9, 2013	31,455	30,192
November 14, 2013	30,923	29,985
February 14, 2014	30,502	29,890
May 16, 2014	30,242	28,809
August 15, 2014	29,892	28,976
November 24, 2014	29,470	28,429

Constant 7.8.  In the course of developing this valuation methodology, it became apparent to our Board of Directors that a multiple would be required in order for the stock price derived by this methodology to approximate our historical, pre-Internal Market stock price. Another objective of our Board of Directors when developing the valuation methodology was to establish the fair value of our common stock using a market factor of 1.0.  We believe that it was important to begin the Internal Market program with an “M” factor equal to 1.0 in order to make it easier for stockholders to understand future changes, if any, to the market factor.

Therefore, the constant 7.8 was introduced into the formula. The constant 7.8 is the multiple that our Board of Directors determined necessary (i) for the new stock price to approximate our historical stock price derived using the pre-Internal Market formula as well as (ii) to allow the use of the market factor of 1.0 at the beginning of the Internal Market program.

We generally intend to announce the new stock price and the Trade Date approximately four weeks prior to each Trade Date. The information will be delivered by the broker to all employees and eligible participants in the internal market. In addition, we will file a Current Report on Form 8-K disclosing the new stock price and all components used by our Board of Directors in determining such price in accordance with the valuation methodology described above.

We will also distribute the most current prospectus for our common stock and our audited annual financial statements to all stockholders, as well as other employees, and to participants in the Internal Market through the employee benefit plans. Such information will be distributed at the same time as our annual reports and proxy information. Solicitations are distributed for voting instructions from stockholders and participants in the employee benefit plans each year.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1                Text of stockholder report issued by CH2M HILL Companies, Ltd. on November 24, 2014 (furnished under Items 2.02 and 7.01).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: November 24, 2014	By:	/s/ GARY L. MCARTHUR
Gary L. McArthur

Its: Executive Vice President and Chief Financial Officer